CUMMINS ENGINE COMPANY, INC., AND SUBSIDIARIES
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                             EXHIBIT 4(b)
                             ~~~~~~~~~~~~
            FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
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FIRST AMENDMENT, dated as of March 31, 1994 (this "Amendment"), to the Credit Agreement dated as of June 4, 1993, among CUMMINS ENGINE COMPANY, INC., an Indiana corporation (the "Company"), the banks and other financial institutions listed in Schedule I thereto (the "Banks"), CHEMICAL BANK, a New York banking corporation, as administrative agent for the Banks, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation, as co-agent for the Banks (the "Credit Agreement").

                          W I T N E S S E T H:
                          ~ ~ ~ ~ ~ ~ ~ ~ ~ ~

WHEREAS, the Company has requested, and upon this Amendment becoming effective, the Banks have agreed, that certain provisions of the Credit Agreement be amended to provide for the resignation of Chemical Bank ("Chemical") as Administrative Agent and the appointment of Morgan Guaranty Trust Company of New York ("Morgan") as successor Administrative Agent, in the manner hereinafter set forth:

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

2. Resignation of Administrative Agent, etc. Pursuant to the provisions of Article VIII of the Credit Agreement, effective on the Effective Date (as hereinafter defined):

    a) Chemical hereby resigns as Administrative Agent under the Credit Agreement and hereby notifies Morgan, the Banks and the Company thereof;

    b)  The Banks hereby appoint Morgan as successor
        Administrative Agent under the Credit Agreement; and

    c)  Morgan hereby accepts such appointment as successor
        Administrative Agent under the Credit Agreement.

3. Amendment of Credit Agreement. The Credit Agreement is hereby amended, effective on the Effective Date, as follows:

    a)  All references in the Credit Agreement (including
        Exhibits) to the Administrative Agent shall be deemed to refer to Morgan in its capacity as successor
        Administrative Agent;

    b)  All references in the Credit Agreement (including
        Exhibits) to Chemical in the capacity of Administrative
        Agent shall be deemed to be deleted;

    c) All references to Morgan in the capacity of Co-Agent, and to the term "Co-Agent", shall be deemed to be deleted;

    d) All references to the plural term "Agents" shall be deemed to refer instead to the singular term
        "Administrative Agent";

    e)  The first sentence of Article VIII of the Credit
        Agreement shall be amended to give effect to the provisions of Section 2 of this Amendment;

    f) The last sentence of the first paragraph of Article VIII shall be deemed to be deleted; and

    g) Section 9.1 of the Credit Agreement ("Notices") is hereby amended by deleting paragraphs (b), (c) and (d) thereof and substituting in lieu thereof the following:

        "(b) if to the Administrative Agent, to it at 60 Wall
         Street, New York, New York 10260, Attention of Kit C.
         Wong, Associate (Telecopy No. 212-648-5336); and

         (c) if to a Bank, to it at its address (or telecopy number) set forth in Schedule I."

4. Amendments to Promissory Notes. Each Competitive Note, dated June 4, 1993, and each Standby Note, dated June 4, 1993, is hereby amended, effective on the Effective Date, by deleting the words "at the office of Chemical Bank (the "Administrative Agent"), at 270 Park Avenue, New York, New York 10017" and by substituting, in lieu thereof, the words "at the office of Morgan Guaranty Trust Company of New York (the "Administrative Agent"), at 60 Wall Street, New York, New York 10260."

5. Conditions to Effectiveness. This Amendment shall become effective on the date the Company, Chemical, Morgan and the Required Banks shall have executed and delivered this Amendment (the "Effective Date").

6.  General.

    a) No Other Amendment; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the Notes shall remain in full force and effect.

    b) Governing Law; Counterparts. (i) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. (ii) This amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                            CUMMINS ENGINE COMPANY, INC.

                            by:  /s/ Robert L. Fealy
                                 ~~~~~~~~~~~~~~~~~~~
                            Vice President - Treasurer

                            CHEMICAL BANK, in its capacities as a
                            Bank and as resigning Administrative
                            Agent

                            By:  /s/ Rosemary Bradley
                                 ~~~~~~~~~~~~~~~~~~~~
                            Vice President

                            MORGAN GUARANTY TRUST
                            COMPANY OF NEW YORK, in its
                            capacities as a Bank, as successor
                            Administrative Agent and as former
                            Co-Agent.

                            By:  /s/ Kit C. Wong
                                 ~~~~~~~~~~~~~~~
                            Associate

                            THE CHASE MANHATTAN BANK, N.A.

                            By:  /s/ George Hansen
                                 ~~~~~~~~~~~~~~~~~
                            Vice President

                            CONTINENTAL BANK, N.A.

                            By:  /s/ Mike Healy
                                 ~~~~~~~~~~~~~~
                            Vice President

                            THE BANK OF NOVA SCOTIA

                            By:  /s/ F.C.H. Ashby
                                 ~~~~~~~~~~~~~~~~
                            Senior Manager Loan Operations

                            THE NORTHERN TRUST COMPANY

                            By:  /s/ W. Sullivan
                                 ~~~~~~~~~~~~~~~
                            Vice President

                            THE BANK OF NEW YORK

                            By:  /s/ Bruce C. Miller
                                 ~~~~~~~~~~~~~~~~~~~
                            Vice President

                            NBD BANK, N.A.

                            By:  /s/ William Sullivan
                                 ~~~~~~~~~~~~~~~~~~~~
                            Second Vice President

                            CITICORP USA, INC.

                            By:  /s/ Robert G. Harrity
                                 ~~~~~~~~~~~~~~~~~~~~~
                            Vice President

                            BANK OF AMERICA NATIONAL
                            TRUST AND SAVINGS ASSOCIATION

                            By:  /s/ Patricia DelGrande
                                 ~~~~~~~~~~~~~~~~~~~~~~
                            Vice President